UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GreenKissNY Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3317645
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

75 South Broadway, 4th Floor White Plains, New York	10601
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class to be registered)	(Name of exchange on which class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  024-10541

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001 per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

GreenKissNY Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder set forth under the heading “Description of Securities” in the offering circular included in the Registrant’s Offering Statement on Form 1-A (File No. 024-10541) originally filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2016, as amended (the “Offering Statement”).

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2.1 to the Offering Statement filed on April 8, 2016).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 2.2 to the Offering Statement filed on April 8, 2016).

4.1	Form of Stockholders’ Agreement (incorporated by reference to Exhibit 3.1 to the Offering Statement filed on April 8, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENKISSNY INC.

By	/s/ Ann Anderson
Name: Ann Anderson
Title: President and Chief Executive Officer

Date: May 10, 2016